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                                                                     Exhibit 5.1

February 14, 2001

Abgenix, Inc.
7601 Dumbarton Circle
Fremont, CA  94555

                  RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         This opinion is delivered in our capacity as special counsel to Abgenix, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") to be filed on or around February 14, 2001, with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 3,000,000 shares of common stock of the Company (the "Shares") for issuance under the Company's 1999 Nonstatutory Stock Option Plan (the "Plan").

         In connection with rendering this opinion, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the Shares pursuant to the Plan. It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the shares pursuant to the Prospectus constituting part of the Registration Statement on Form S-8 and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Plan and the agreements which accompany the Plan, and in accordance with the Company's Certificate of Incorporation, will be legally and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, and amendments thereto.

         The opinions expressed herein are limited to the laws of the United States of America and the General Corporation Law of the State of Delaware including the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. This opinion letter is solely for the information and use of the Company, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document or filed with any other governmental agency without our express written consent. Lastly, in giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                           Respectfully yours,


                                           /s/  O'MELVENY & MYERS LLP